UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2016

American Assets Trust, Inc.
American Assets Trust, L.P.

(Exact name of registrant as specified in its charter)

Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, L.P.)	001-35030 (American Assets Trust, Inc.) 333-202342-01 (American Assets Trust, L.P.)	27-3338708 (American Assets Trust, Inc.) 27-3338894 (American Assets Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130
(Address of principal executive offices, including zip code)
_________________________

Registrant’s telephone number, including area code: (858) 350-2600

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 1, 2016, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into a Term Loan Agreement with each lender from time to time party thereto, and U.S. Bank National Association, as Administrative Agent (the “Term Loan Agreement”).

The Term Loan Agreement provides for a new, seven-year unsecured term loan to the Operating Partnership of $100 million that matures on March 1, 2023 (the “Term Loan”).

Borrowings under the Term Loan Agreement with respect to the Term Loan bear interest at floating rates equal to, at the Company’s option, either (1) LIBOR, plus a spread which ranges from 1.70% to 2.35% based on the Company’s consolidated leverage ratio, or (2) a base rate equal to the highest of (a) 0%, (b) the prime rate, (c) the federal funds rate plus 50 bps or (d) the Eurodollar rate plus 100 bps, in each case plus a spread which ranges from 0.70% to 1.35% based on the Company’s consolidated leverage ratio.

Prior to entry into the Term Loan Agreement, the Company entered into an interest rate swap agreement that is intended to fix the interest rate associated with the Term Loan at approximately 3.15% through its maturity date, subject to adjustments based on the Company’s consolidated leverage ratio.

The Term Loan Agreement contains a number of customary financial covenants, including, without limitation, tangible net worth thresholds, secured and unsecured leverage ratios and fixed charge coverage ratios. Subject to the terms of the Term Loan Agreement and the Term Loan, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal or interest under the Term Loan, and (ii) a default in the payment of certain other indebtedness of the Operating Partnership, the Company or their subsidiaries, the principal and accrued and unpaid interest and prepayment penalties on the outstanding Term Loan will become due and payable at the option of the Lenders.

The Operating Partnership’s obligations under the Term Loan Agreement are initially fully and unconditionally guaranteed by the Company and certain of their subsidiaries.

Certain of the banks and financial institutions that are parties to the Term Loan Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing summary of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated by reference into this Item 2.03.

Item 7.01     Regulation FD Disclosure.

On March 1, 2016, the Company issued a press release announcing the Term Loan. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Description
10.1*
Term Loan Agreement dated as of March 1, 2016, by and among the Company, the Operating Partnership, each lender from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

99.1**	Press release issued by American Assets Trust, Inc. on March 1, 2016.
* Filed herewith
** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AMERICAN ASSETS TRUST, INC.
	By:	/s/ ADAM WYLL
Name: Adam Wyll Title: Senior Vice President, General Counsel and Secretary
March 1, 2016

AMERICAN ASSETS TRUST, L.P.
	By:	/s/ ADAM WYLL
Name: Adam Wyll Title: Senior Vice President, General Counsel and Secretary
March 1, 2016